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EXHIBIT 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hewlett-Packard Company of our report dated January 25, 2000 relating to the consolidated financial statements of Compaq Computer Corporation for the year ended December 31, 1999, which appears in the Current Report on Form 8-K of Hewlett-Packard Company dated February 14, 2002. We also consent to the incorporation by reference of our report dated January 25, 2000 relating to the financial statement schedule of Compaq Computer Corporation for the year ended December 31, 1999, which appears in the Current Report on Form 8-K of Hewlett-Packard Company dated February 14, 2002.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 25, 2002

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  EXHIBIT 23.5
CONSENT OF INDEPENDENT ACCOUNTANTS